Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Briscoe, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Liberty Star Uranium & Metals Corp. for the period ended January 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Uranium & Metals Corp.

Dated: April 30, 2012

/s/ James Briscoe
James Briscoe
Chairman, Chief Executive Officer,
Chief Financial Officer, and Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Uranium & Metals Corp. and will be retained by Liberty Star Uranium & Metals Corp. and furnished to the Securities and Exchange Commission or its staff upon request.